SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2004

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-22056	86-0746929
(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road

Scottsdale, Arizona

85251

(Address of Principal Executive Offices)

(Zip Code)

(480) 606-3886

(Registrant’s telephone number, including area code)

Item 5. Other Events

On April 12, 2004, Rural/Metro Corporation, a Delaware corporation (the “Company”) received notification from Nasdaq that the Company is not in compliance with the Nasdaq Marketplace Rule 4310(c)(2)(B). This rule requires companies listed on The Nasdaq SmallCap Market to have a minimum of $2.5 million in stockholders’ equity or $35 million market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company was invited to make a written submission for review by the Nasdaq Listing Qualifications Panel (the “Panel”) on or before April 19, 2004. The Company has made a written submission for review by Panel. The Panel will consider the Company’s correspondence to date and thereafter render a determination regarding the Company’s continued listing on The Nasdaq SmallCap Market.

A copy of the Company’s press release relating to this notification is filed herewith as Exhibit 99.1

The information in this Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: April 16, 2004	By:	/s/ Michael S. Zarriello
Michael S. Zarriello
Senior Vice President and Chief Financial Officer

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Rural/Metro Corporation dated April 16, 2004